Exhibit 99.1
Super Micro Computer, Inc. Announces 4th Quarter 2012 Financial Results
SAN JOSE, Calif., August 7, 2012 (BUSINESS WIRE) -- Super Micro Computer, Inc. (NASDAQ:SMCI), a leader in application optimized, high performance server solutions, today announced fourth quarter and full-year financial results for the fiscal year ended June 30, 2012.
Fiscal 4th Quarter Highlights

•	Quarterly net sales of $275.9 million, up 14.9% from the third quarter of fiscal year 2012 and up 6.0% from the same quarter of last year.

•	Net income of $5.5 million, down 22.1% from the third quarter of fiscal year 2012 and down 48.7% from the same quarter of last year.

•	Gross margin of 15.4%, down from 17.0% in the third quarter of fiscal year 2012 and consistent with the same quarter of last year.

•	Server Solutions accounted for 44.6% of net sales compared with 48.5% in the third quarter of fiscal year 2012 and 40.4% in the same quarter of last year.

Net sales for the fourth quarter ended June 30, 2012 totaled $275.9 million, up 14.9% from $240.2 million in the third quarter of fiscal year 2012. No customer accounted for more than 10% of net sales during the quarter ended June 30, 2012.
Net income for the fourth quarter of fiscal year 2012 was $5.5 million or $0.12 per diluted share, a decrease of 48.7% from the net income of $10.7 million, or $0.24 per diluted share in the same period a year ago. Included in net income for the quarter is $2.8 million of stock-based compensation expense (pre-tax). Excluding this item and the related tax effect, non-GAAP net income for the fourth quarter was $8.1 million, or $0.18 per diluted share, compared to non-GAAP net income of $13.0 million, or $0.29 per diluted share, in the same quarter of the prior year. On a sequential basis, non-GAAP net income decreased from the third quarter of fiscal year 2012 by $0.7 million or $0.01 per diluted share.
Gross margin for the fourth quarter and the same period a year ago was both 15.4%. Non-GAAP gross margin for the fourth quarter and the same period a year ago was both 15.5%. Non-GAAP gross margin was 17.0% for the third quarter of fiscal year 2012.
The Company's cash and cash equivalents and short and long term investments at June 30, 2012 were $83.8 million compared to $75.2 million at June 30, 2011. Free cash flow for the year ended June 30, 2012 was ($5.5) million primarily due to an increase in inventory relating to the Sandy Bridge processors launched by Intel in the third quarter of fiscal year 2012 and investments in property for our expansion overseas.
Fiscal Year 2012 Summary
Net sales for the fiscal year ended June 30, 2012 were $1.0 billion, up 7.6% from $942.6 million for the fiscal year ended June 30, 2011. Net income for fiscal year 2012 decreased to $29.9 million, or $0.67 per diluted share, a decrease of 25.8% from $40.2 million, or $0.93 per diluted share, for fiscal year 2011. Excluding $10.3 million of stock based-compensation expense and the related tax effect, non-GAAP net income for the fiscal year 2012 was $38.6 million or $0.86 per diluted share, a decrease of 19.2% compared to $47.7 million or $1.10 per diluted share for fiscal year 2011.
Business Outlook & Management Commentary
The Company expects net sales of $270 million to $290 million for the first quarter of fiscal year 2013 ending September 30, 2012. The Company expects non-GAAP earnings per diluted share of approximately $0.18 to $0.24 for the first quarter.
“We are pleased that we finished this challenging year with record high revenue for the June quarter and for the full fiscal year. Margins this quarter were impacted by the big price drop of some key components and in particular hard drives as well as higher expenses for R&D and promotions related to new product introductions,” said Charles Liang, CEO of Supermicro. "As we enter fiscal 2013 we are much better positioned for growth than ever, although we remain concerned regarding the overall economic environment. With a strong global presence and production capacity ramping in our Taiwan facility combined with our industry leading Sandy Bridge platforms including server, networking, storage and compete rack solutions, we are prepared not only to meet customer demand from the IT upgrade cycle but also to gain more market share. In addition, our unique new Fat Twin architecture promises to further differentiate our brand as the leading technology innovator in the server industry today."

It is currently expected that the outlook will not be updated until the Company’s next quarterly earnings announcement, notwithstanding subsequent developments. However, the Company may update the outlook or any portion thereof at any time. Such updates will take place only by way of a news release or other broadly disseminated disclosure available to all interested parties in accordance with Regulation FD.
Conference Call Information
Super Micro Computer will discuss these financial results in a conference call at 2:00 p.m. PT, today. To participate the conference, please call 1-800-263-8506 (international callers dial 1-719-325-2392) 10 minutes prior. A recording of the conference will be available until 11:59 pm ET on Tuesday, August 21, 2012 by dialing 1-877-870-5176 (international callers dial 1-858-384-5517) and entering replay PIN 4481991. The live web cast and recording of the call will be available on the Investor Relations section at www.supermicro.com two hours after the conference conclusion. They will remain available until the Company's next earnings call.
Cautionary Statement Regarding Forward Looking Statements
Statements contained in this press release that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate, among other things, to our expected financial and operating results, our ability to build and grow Super Micro Computer, the benefits of our products and our ability to achieve our goals, plans and objectives. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated. These include, but are not limited to: our dependence on continued growth in the markets for X86, blade servers and embedded applications, increased competition, difficulties of predicting timing, introduction and customer acceptance of new products, poor product sales, difficulties in establishing and maintaining successful relationships with our distributors and vendors, shortages or price fluctuations in our supply chain, our ability to protect our intellectual property rights, our ability to control the rate of expansion domestically and internationally, difficulty managing rapid growth and general political, economic and market conditions and events. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in our filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in such filings.
Use of Non-GAAP Financial Measures
Non-GAAP gross margin discussed in this press release excludes stock-based compensation expense and accrued customs fee for prior periods. Non-GAAP net income and net income per share discussed in this press release exclude stock-based compensation expense, accrued customs fee for prior periods, a provision for litigation costs, and the related tax effect of the applicable items. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company's financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Pursuant to the requirements of SEC Regulation G, detailed reconciliations between the Company's GAAP and non-GAAP financial results is provided at the end of this press release. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company's SEC filings.
About Super Micro Computer, Inc.
Supermicro® (NASDAQ: SMCI), a global leader in high-performance, high-efficiency server technology innovation is a premier provider of end-to-end green computing solutions for Enterprise IT, Datacenter, Cloud Computing, HPC and Embedded Systems worldwide. Supermicro’s advanced server Building Block Solutions® offers a vast array of modular, interoperable components for building energy-efficient, application-optimized computing solutions. This broad line of products includes servers, blades, GPU systems, workstations, motherboards, chassis, power supplies, storage technologies, networking solutions and SuperRack® cabinets/accessories. Architecture innovations include Twin Architecture, SuperServer®, SuperBlade®, MicroCloud, Super Storage Bridge Bay (SBB), Double-Sided Storage™, Universal I/O (UIO) and WIO expansion technology all of which deliver unrivaled performance and value. Supermicro is committed to protecting the environment through its “We Keep IT Green®” initiative by providing customers with the most energy-efficient, environmentally-friendly solutions available on the market. Founded in 1993, Supermicro is headquartered in Silicon Valley with worldwide operations and manufacturing centers in Europe and Asia. For more information, visit www.supermicro.com.
Supermicro, Building Block Solutions, SuperServer, SuperBlade, SuperRack, Double-Sided Storage and We Keep IT Green are trademarks and/or registered trademarks of Super Micro Computer, Inc.

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	June 30,	June 30,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$80,826	$69,943
Accounts receivable, net	102,014	85,005
Inventory, net	276,599	192,711
Deferred income taxes – current	12,638	10,250
Prepaid income taxes	3,478	7,207
Prepaid expenses and other current assets	6,357	4,506
Total current assets	481,912	369,622
Long-term investments	2,923	5,188
Property, plant and equipment, net	97,419	74,438
Deferred income taxes – noncurrent	3,459	2,792
Other assets	3,390	12,580
Total assets	$589,103	$464,620

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$173,991	$113,340
Accrued liabilities	30,401	25,816
Income taxes payable	2,754	936
Short-term debt	10,562	-
Current portion of long-term debt	2,800	555
Total current liabilities	220,508	140,647

Long term debt-net of current portion	19,395	27,596
Other long-term liabilities	10,849	9,120
Total liabilities	250,752	177,363
Stockholders' equity:
Common stock and additional paid-in capital	143,806	122,693
Treasury stock (at cost)	(2,030)	(2,030)
Accumulated other comprehensive loss	(76)	(204)
Retained earnings	196,651	166,798
Total stockholders' equity	338,351	287,257
Total liabilities and stockholders' equity	$589,103	$464,620

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30,	June 30,	June 30,	June 30,
	2012	2011	2012	2011
Net sales	$275,896	$260,303	$1,013,874	$942,582
Cost of sales	233,448	220,271	848,457	791,478
Gross profit	42,448	40,032	165,417	151,104
Operating expenses:
Research and development	17,580	13,163	64,223	48,108
Sales and marketing	9,391	7,412	33,308	26,859
General and administrative	6,285	4,855	21,872	17,444
Total operating expenses	33,256	25,430	119,403	92,411
Income from operations	9,192	14,602	46,014	58,693
Interest and other income, net	8	10	54	66
Interest expense	(161)	(197)	(717)	(686)
Income before income tax provision	9,039	14,415	45,351	58,073
Income tax provision	3,529	3,684	15,498	17,860
Net income	$5,510	$10,731	$29,853	$40,213
Net income per common share:
Basic	$0.13	$0.27	$0.72	$1.04
Diluted	$0.12	$0.24	$0.67	$0.93
Weighted-average shares used in calculation of net income per common share:
Basic (a)	41,535	39,511	40,890	38,132
Diluted (b)	44,738	43,721	44,152	42,396

Stock-based compensation is included in the following cost and expense categories by period (in thousands):
	Three Months Ended		Fiscal Year Ended
	June 30,	June 30,	June 30,	June 30,
	2012	2011	2012	2011
Cost of sales	$192	$242	$783	$812
Research and development	1,548	1,203	5,542	4,077
Sales and marketing	432	291	1,469	1,077
General and administrative	650	598	2,458	2,090

SUPER MICRO COMPUTER, INC
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(In thousands)
(Unaudited)
	Fiscal Year Ended June 30,
	2012	2011
OPERATING ACTIVITIES:
Net income	$29,853	$40,213
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	7,071	5,453
Stock-based compensation expense	10,252	8,056
Excess tax benefits from stock-based compensation	(2,047)	(2,401)
Allowance for doubtful accounts	217	499
Provision for inventory	8,579	3,353
Loss on disposal of property, plant and equipment	-	35
Deferred income taxes, net	(3,137)	1,539
Changes in operating assets and liabilities:
Accounts receivable, net	(17,226)	(12,541)
Inventory	(92,467)	(60,480)
Prepaid expenses and other assets	(1,656)	(4,144)
Accounts payable	61,336	16,933
Income taxes payable/receivable, net	8,968	5,687
Accrued liabilities	4,967	5,348
Other long-term liabilities	1,757	930
Net cash provided by operating activities	16,467	8,480
INVESTING ACTIVITIES:
Proceeds from investments	2,475	1,500
Purchases of property, plant and equipment	(24,862)	(16,202)
Restricted cash	(32)	(123)
Investment in a privately held company	(168)	(750)
Land payment (refund)	2,868	(9,195)
Net cash used in investing activities	(19,719)	(24,770)
FINANCING ACTIVITIES:
Proceeds from debt	33,696	23,730
Repayment of debt	(28,949)	(14,132)
Proceeds from exercise of stock options	8,549	10,271
Excess tax benefits from stock-based compensation	2,047	2,401
Payment of obligations under capital leases	(35)	(64)
Payments under receivable financing arrangements	(382)	(193)
Minimum tax withholding paid on behalf of employees for stock options and restricted stock awards	(1,109)	(8,424)
Net cash provided by financing activities	13,817	13,589
Effect of exchange rate fluctuations on cash	318	-
Net increase (decrease) in cash and cash equivalents	10,883	(2,701)
Cash and cash equivalents at beginning of period	69,943	72,644
Cash and cash equivalents at end of period	$80,826	$69,943
Supplemental disclosure of cash flow information:
Cash paid for interest	$621	$649
Cash paid for taxes, net of refunds	8,455	9,813
Non-cash investing and financing activities:
Accrued costs for property, plant and equipment purchases	797	1,482
Deposit applied to property acquisition	5,867	-
Equipment purchased under capital leases	7	42

SUPER MICRO COMPUTER, INC
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30,	June 30,	June 30,	June 30,
	2012	2011	2012	2011
GAAP GROSS PROFIT	$42,448	$40,032	$165,417	$151,104
Add back stock-based compensation (c)	192	242	783	812
Add back customs fee accrual (d)	-	178	-	-
Non-GAAP GROSS PROFIT	$42,640	$40,452	$166,200	$151,916

GAAP GROSS MARGIN	15.4%	15.4%	16.3%	16.0%
Add back stock-based compensation (c)	0.1%	0.1%	0.1%	0.1%
Non-GAAP GROSS MARGIN	15.5%	15.5%	16.4%	16.1%

GAAP INCOME FROM OPERATIONS	$9,192	$14,602	$46,014	$58,693
Add back stock-based compensation (c)	2,822	2,334	10,252	8,056
Add back customs fee accrual (d)	-	794	-	616
Add back provision for litigation loss (e)	-	-	-	729
Non-GAAP INCOME FROM OPERATIONS	$12,014	$17,730	$56,266	$68,094

GAAP NET INCOME	$5,510	$10,731	$29,853	$40,213
Add back stock-based compensation (c)	2,822	2,334	10,252	8,056
Add back customs fee accrual (d)	-	794	-	616
Add back provision for litigation loss (e)	-	-	-	729
Add back adjustments to tax provision (f)	(219)	(872)	(1,532)	(1,896)
Non-GAAP NET INCOME	$8,113	$12,987	$38,573	$47,718

GAAP NET INCOME PER COMMON SHARE – BASIC (a)	$0.13	$0.27	$0.72	$1.04
Add back stock-based compensation, custom fee accrual, provision for litigation loss and adjustments to tax provision (c) (d) (e) (f)	0.06	0.05	0.21	0.19
Non-GAAP NET INCOME PER COMMON SHARE – BASIC (g)	$0.19	$0.32	$0.93	$1.23

GAAP NET INCOME PER COMMON SHARE – DILUTED (b)	$0.12	$0.24	$0.67	$0.93
	0.06	0.05	0.19	0.17
Non-GAAP NET INCOME PER COMMON SHARE – DILUTED (h)	$0.18	$0.29	$0.86	$1.10

WEIGHTED-AVERAGE SHARES USED IN COMPUTING NET INCOME PER COMMON SHARE
BASIC –GAAP (i)	41,535	39,511	40,890	38,132
BASIC - Non-GAAP (j)	41,896	40,050	41,278	38,754

DILUTED – GAAP (i)	44,738	43,721	44,152	42,396
DILUTED - Non-GAAP (j)	45,548	44,876	45,008	43,572

(a) Approximately $48,000 and $280,000 of undistributed earnings allocated to participating securities were not included in the determination of GAAP basic net income per common share for the three months and fiscal year ended June 30, 2012, respectively, and approximately $144,000 and $645,000 for the three months and fiscal year ended June 30, 2011, respectively.

(b) Approximately $44,000 and $260,000 of undistributed earnings allocated to participating securities were not included in the determination of GAAP diluted net income per common share for the three months and fiscal year ended June 30, 2012, respectively, and approximately $131,000 and $581,000 for the three months and fiscal year ended June 30, 2011, respectively.

(c) Amortization of ASC Topic 718 (SFAS No. 123R, APB 25 and SFAS No. 123) stock-based compensation for the three months and fiscal year ended June 30, 2012 and 2011.
(d) Customs fee accrual for the three months and fiscal year ended June 30, 2011 was related to an accrual of customs fee for prior periods.
(e) Provision for litigation costs for the year ended June 30, 2011 was related to a settlement of a patent litigation in September 2010.
(f) The provision of income taxes used in arriving at the non-GAAP net income was computed using an income tax rate of 31.6% and 30.6% for the three months and fiscal year ended June 30, 2012, respectively, and 26.0% and 29.3% for the three months and fiscal year ended June 30, 2011, respectively.

(g) Approximately $70,000 and $362,000 of undistributed earnings allocated to participating securities were included in the determination of Non-GAAP basic net income per common share for the three months and fiscal year ended June 30, 2012, respectively, and approximately $175,000 and $768,000 of undistributed earnings allocated to participating securities were included in the determination of Non-GAAP basic net income per common share for the three months and fiscal year ended June 30, 2011, respectively.

(h) Approximately $64,000 and $332,000 of undistributed earnings allocated to participating securities were included in the determination of Non-GAAP diluted net income per common share for the three months and fiscal year ended June 30, 2012, respectively, and approximately $156,000 and $683,000 of undistributed earnings allocated to participating securities were included in the determination of Non-GAAP diluted net income per common share for the three months and fiscal year ended June 30, 2011, respectively.

(i) 361,936 and 387,428 shares of unvested restricted stock awards were not included in the determination of GAAP basic and diluted net income per common share for the three months and fiscal year ended June 30, 2012, respectively. 538,923 and 622,018 shares of unvested restricted stock awards were not included in the determination of GAAP basic and diluted net income per common share for the three months and fiscal year ended June 30, 2011, respectively.

(j) 361,936 and 387,428 shares of unvested restricted stock awards were included in the determination of Non-GAAP basic and diluted net income per share for the three months and fiscal year ended June 30, 2012, respectively. 538,923 and 622,018 shares of unvested restricted stock awards were included in the determination of Non-GAAP basic and diluted net income per share for the three months and fiscal year ended June 30, 2011, respectively.

SOURCE: Super Micro Computer, Inc.
Super Micro Computer, Inc.
Howard Hideshima, 408-503-8000
Chief Financial Officer
ir@supermicro.com
or
Perry G. Hayes
SVP, Investor Relations
ir@supermicro.com
SMCI-F